Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-154959) of Hampton roads Bankshares, Inc. of our reports dated March 5, 2008, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

Winchester, Virginia

February 20, 2009